Exhibit 10.2

SIDE LETTER AGREEMENT

MERGER UNWIND CONDITIONS

(This “Side Letter” is incorporated into and forms part of the Confidential Settlement and Mutual Release Agreement dated April 24, 2026)

This Side Letter Agreement (this “Side Letter”) is entered into as of April 24, 2026 (the “Effective Date”), by and among the following parties:

Apimeds Pharmaceuticals US, Inc., a Delaware corporation (the “Company”);

MindWave Innovations Inc, a Delaware corporation and wholly owned subsidiary of the Company (“MindWave”);

Erik Emerson, individually and as Bio Business Representative under the Merger Agreement (“Emerson”);

Lokahi Therapeutics, Inc., a Nevada corporation (“Lokahi”);

Inscobee Inc., a South Korean corporation (“Inscobee”); and

Apimeds Inc., a South Korean corporation and wholly owned subsidiary of Inscobee (“Apimeds Korea”, together with Inscobee, the “Inscobee Parties”).

RECITALS

A. The parties have entered into that certain Confidential Settlement and Mutual Release Agreement dated as of the Effective Date (the “Settlement Agreement”), which governs the resolution of certain disputes arising out of the Agreement and Plan of Merger dated December 1, 2025 (the “Merger Agreement”).

B. The parties wish to supplement the Settlement Agreement by setting forth certain additional conditions relating to the potential unwind of the Merger Agreement, as more fully described herein.

C. This Side Letter is intended to be legally binding and is incorporated by reference into the Settlement Agreement. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Settlement Agreement.

AGREEMENT

In consideration of the mutual covenants and agreements set forth herein and in the Settlement Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Merger Unwind Conditions.

Notwithstanding anything to the contrary in the Settlement Agreement or the Merger Agreement, the parties agree that the transactions contemplated by the Merger Agreement shall be subject to unwind, or such other remedy as mutually agreed by the parties in writing, upon the occurrence of either of the following events (each, a “Triggering Event”):

●	the Company fails to file its Annual Report on Form 10-K for the fiscal year ended December 31, 2025, with the U.S. Securities and Exchange Commission on or before April 30, 2026; or

●	the consolidated audit report included in such Form 10-K receives a qualified opinion from the Company's PCAOB-registered independent auditors for any reason.

2. Meet and Confer Obligation.

In the event either Triggering Event set forth in Section 1 is triggered, the parties shall meet and confer within five (5) business days of such triggering event to negotiate in good faith the appropriate remedy. Such remedy may include, without limitation:

●	unwind of the Merger Agreement and reversal of the transactions contemplated thereby;

●	adjustment of the consideration exchanged pursuant to the Merger Agreement; or

●	such other relief, restructuring, or alternative arrangement as the parties may agree in writing.

No party shall be bound by any particular remedy unless and until such remedy is reduced to a written agreement signed by all parties.

3. Good Faith Negotiations.

During any meet-and-confer period triggered under Section 2, each party agrees to negotiate in good faith and to provide the other parties with reasonable access to information necessary to evaluate the appropriate remedy. No party shall take any unilateral action to unwind, rescind, or otherwise reverse the Merger Agreement or the transactions contemplated thereby without the prior written consent of all other parties.

4. Reciprocal Delegation of Authority and Irrevocable Proxy.

In the event a Triggering Event occurs due to the act or omission of any party (the “Defaulting Party”), such Defaulting Party’s voting rights and all decision-making authority pertaining to the resolution of the Triggering Event, the determination of remedies under Section 2, or any restructuring of the Merger Agreement shall be automatically and irrevocably delegated to the other party or parties who are not responsible for such Triggering Event (the “Non-Defaulting Parties”).

Notwithstanding the foregoing, as Lokahi Therapeutics, Inc. (“Lokahi”) is not a shareholder of the Company (Apimeds Pharmaceuticals US, Inc.), Lokahi shall not be entitled to receive, hold, or exercise any delegated voting rights under this Section under any circumstances, and Lokahi is hereby expressly excluded from the scope of such delegation.

The Defaulting Party hereby grants to the Non-Defaulting Parties (excluding Lokahi) an irrevocable proxy, coupled with an interest, to vote and exercise all rights and powers of the Defaulting Party with respect to the subject matter of this Side Letter. This delegation shall remain in effect until the Triggering Event is fully resolved or a written agreement on the remedy is signed by the Non-Defaulting Parties. The Defaulting Party shall provide all necessary cooperation and information.

5. No Waiver of Rights.

This Side Letter does not constitute a waiver of any party's rights under the Settlement Agreement, the Merger Agreement, or applicable law, except as expressly set forth herein. The rights and remedies provided in this Side Letter are cumulative and in addition to, and not in lieu of, any other rights or remedies available to the parties at law, in equity, or under the Settlement Agreement.

6. Incorporation into Settlement Agreement.

This Side Letter is incorporated into and made a part of the Settlement Agreement. In the event of any conflict between the terms of this Side Letter and the Settlement Agreement, the terms of this Side Letter shall control with respect to the subject matter hereof.

7. Governing Law; Dispute Resolution.

This Side Letter shall be governed by and construed in accordance with the laws applicable to the Settlement Agreement, without regard to conflict-of-law principles. Any disputes arising under this Side Letter shall be resolved in accordance with the dispute resolution provisions of the Settlement Agreement, including the jury trial waiver set forth therein.

8. Miscellaneous.

(a) Entire Agreement. This Side Letter, together with the Settlement Agreement and the documents referred to therein, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior discussions, negotiations, and understandings with respect thereto.

(b) Amendment. This Side Letter may not be amended, supplemented, or modified except by a written instrument signed by all parties hereto.

(c) Counterparts. This Side Letter may be executed in one or more counterparts, including by electronic or facsimile signature, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

(d) Severability. If any provision of this Side Letter is held invalid, illegal, or unenforceable, the remaining provisions shall remain in full force and effect.

(e) No Admission of Liability. Nothing in this Side Letter shall constitute an admission of liability or wrongdoing by any party.

(f) Voluntary Execution. Each party represents and warrants that it is executing this Side Letter voluntarily, free from any undue influence, coercion, or duress.

IN WITNESS WHEREOF, the parties have executed this Side Letter Agreement as of the Effective Date.

Apimeds Pharmaceuticals US, Inc., a Delaware corporation

By:
Name:	Dr. Vin Menon
Title:	Chief Executive Officer
Date:	April 24, 2026

MindWave Innovations Inc, a Delaware corporation

By:
Name:	Dr. Vin Menon
Title:	Chief Executive Officer
Date:	April 24, 2026

Lokahi Therapeutics, Inc., a Nevada corporation

By:
Name:	Erik Emerson
Title:	Chief Executive Officer
Date:	April 24, 2026

Erik Emerson, Individually

By:

Erik Emerson, in his capacity as Bio Representative

By:
Title:	Bio Representative

Inscobee Inc., a South Korean corporation

By:
Name:	Insoo You
Title:	Chief Executive Officer
Date:	April 24, 2026

Apimeds Inc., a South Korean corporation

By:
Name:	Insoo You
Title:	Chief Executive Officer
Date:	April 24, 2026

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